As filed with the Securities and                   Registration
Exchange Commission on January 5, 2005           No. 333-119845
----------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    -------------------------

                Post-Effective Amendment No. 1 to
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                    -------------------------

                           ENNIS, INC.
     (Exact name of registrant as specified in its charter)



               Texas                        75-0256410
    (State or other jurisdiction         (I.R.S. Employer
   of incorporation or organization)    Identification No.)

     2441 Presidential Parkway,
           Midlothian, Texas                   76065
(Address of Principal Executive Offices)     (Zip Code)


                    -------------------------

          2004 LONG-TERM INCENTIVE PLAN OF ENNIS, INC.
                    (Full title of the plan)
                   --------------------------


      Keith S. Walters                     Copy to:
 Chairman, CEO and President
         Ennis, Inc.         Shelly A. Youree   Norman R. Miller
  2441 Presidential Parkway,    Thompson &       Kirkpatrick &
      Midlothian, Texas        Knight L.L.P.     Lockhart LLP
    (Name and address of       1700 Pacific       2828 North
     agent for service)          Avenue,        Harwood Street,
                               Suite 3300          Suite 1800
       (972) 775-9801         Dallas, Texas      Dallas, Texas
     (Telephone number,           75201              75201
    including area code,     (214) 969-1700     (214) 939-4900
  of agent for service)

                        EXPLANATORY NOTE

     This Amendment No. 1 (this "Amendment No. 1") to the Registration Statement on Form S-8 of Ennis, Inc. (File No. 333-119845) (the "Registration Statement") is being filed solely to substitute the correct form of Exhibit 4.1, the 2004 Long-Term Incentive Plan of Ennis, Inc., effective as of June 17, 2004 for an incomplete version of the same plan that was unintentionally filed with the Registration Statement. The Registration Statement is not otherwise amended or superseded by this Amendment No. 1.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.             Exhibits.
                    --------

     The following documents are filed as exhibits to this Registration Statement:

                    4.1   2004 Long-Term Incentive Plan
                    of  Ennis,  Inc., effective  as  of
                    June 17, 2004.

                    5.1*   Opinion  of  Kirkpatrick   &
                    Lockhart  LLP,  regarding   500,000
                    shares of Common Stock.

                    23.1*      Consent  of  independent
                    public accountants to incorporation
                    of report by reference.

                    23.2*        Consent   of   counsel
                    (included   in   the   opinion   of
                    Kirkpatrick & Lockhart  LLP,  filed
                    herewith as Exhibit 5.1).

                    24.1*        Power   of    Attorney
                    (included on signature page to this
                    Registration Statement).

*Previously filed as an Exhibit to Registration Statement No. 333-
119845.



                   [Signature Page to Follow]

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-119845 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian, State of Texas on January 5, 2005.

                              ENNIS, INC.
                              By: /s/ Keith S. Walters
                                  -------------------------------
                              Keith S. Walters, Chairman, CEO and
                              President



                        POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature              Title                  Date
     ---------              -----                  -----

/s/ Keith S. Walters  Chairman of the Board,     January 5, 2005
--------------------  Chief Executive Officer
Keith S. Walters      and President


/s/ Harve Cathey      Vice President of Finance, January 5, 2005
--------------------  Chief Financial Officer,
Harve Cathey          Secretary

        *             Vice President, Director   January 5, 2005
--------------------
Ronald M. Graham

        *             Director                   January 5, 2005
--------------------
James B. Gardner

        *             Director                   January 5, 2005
--------------------
Harold W. Hartley

        *             Director                   January 5, 2005
--------------------
Robert L. Mitchell

        *             Director                   January 5, 2005
--------------------
Thomas R. Price

        *             Director                   January 5, 2005
--------------------
Kenneth G. Pritchett

        *             Director                   January 5, 2005
--------------------
Alejandro Quiroz

        *             Director                   January 5, 2005
--------------------
James C. Taylor



*By:  /s/ Harve Cathey
-----------------------------------
Harve Cathey, Attorney in Fact,
Pursuant to Powers of Attorney previously filed








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